                                                                  Exhibit 10.7


               VOLUNTARY TERMINATION AND MUTUAL RELEASE AGREEMENT

Effective on June 2, 2000 (the "Effective Date"), the date of the appointment of Hostmark Investors, LP and the consent thereto of PW Real Estate Investments, Inc. ("Lender"), and in consideration for USFS Management, Inc.'s ("USFS Mgt") waiver of all rights to any termination payment under the Management Agreement hereinafter referred to and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, RSVP-BI OPCO, LLC ("Opco"), RSVP-ABI REALCO, LLC ("Realco") and ALPINE HOSPITALITY VENTURES LLC ("Alpine") (Opco, Realco and Alpine are hereinafter collectively referred to as "Owner") hereby agree to terminate that certain Management Agreement with USFS Mgt dated April 28, 1998 regarding the management of those certain 17 Best Inns hotels attached hereto as Exhibit A. All capitalized terms used and not defined herein shall have the meanings ascribed to them in the Loan Agreement dated April 28, 1998 between Opco, Realco and Lender.

Effective as of the Effective Date, Owner and USFS Mgt hereby mutually release and forever discharge the other party and its successors, assigns, parent corporation, subsidiaries and affiliates and each of their respective officers, directors, agents, employees, attorneys and representatives, past or present of and from any and all debts, claims, demands, causes of action, losses, damages and liabilities to person or property, both contingent and fixed, of every nature, kind and character whatsoever, at law or in equity, or otherwise, which relate to, arise out of or pertain to the Management Agreement and which the releasing parties have had, now have or hereafter can, shall or may have arising from the beginning of the world up to and including the date of this release. Notwithstanding anything to the contrary contained herein, (1) the Indemnity clause as stated in Article 6.2 of the Management Agreement shall survive its termination, and (2) Owner will continue to be responsible for all accrued and unpaid franchise, management, marketing, reservation, and accounting fees and any other fees owed to USFS Mgt as of the Effective Date, which shall be due and payable solely to the extent provided in the Cash Collateral Agreement between Owner and Lender dated as of March 1, 2000.

EXECUTED BY:

RSVP-BI OPCO, LLC
     By: Opco Manager Inc.,
         its managing member

By: /s/ Bruce M. Greenwald
   ------------------------------
   Bruce Greenwald

RSVP-ABI REALCO, LLC
     By: RSVP-BI OPCO, LLC, its
     managing member
            By: Opco Manager Inc.,
                its managing member

By: /s/ Bruce M. Greenwald
   ------------------------------
           Bruce Greenwald

ALPINE HOSPITALITY VENTURES LLC

By: Ventures Manager Inc., its managing member

By: /s/ Bruce M. Greenwald
   ------------------------------
         Bruce Greenwald

USFS MANAGEMENT, INC.                                U.S. FRANCHISE SYSTEMS, INC.

By: /s/ Stephen D. Aronson                           By: /s/ Stephen D. Aronson
   --------------------------------                     --------------------------
    Stephen D. Aronson                                  Stephen D. Aronson
    Vice President and General Counsel                  Vice President and General Counsel

                               EXHIBIT A


       [Previously filed in the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998 (File No. 0-23941).]